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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Javelin Systems, Inc.

We hereby consent to the use of our report dated February 6, 1998 on the consolidated financial statements of CCI Group, Inc. and subsidiaries included in the Javelin Systems, Inc. Registration Statement on Form SB-2 as filed with the Securities & Exchange Commission on September 22, 1998 and amended on October 27, 1998 and to the reference to our Firm under the caption "Experts" in the related Prospectus.

                                    /s/ RUBIN, BROWN, GORNSTEIN & CO. LLP
                                    -------------------------------------
                                    RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
October 27, 1998